Exhibit 99.1

Twist Bioscience Announces Appointment of Martin Kunz as Senior Vice President, Operations

— Announces Executive Promotions of Mark Daniels, Patrick Finn, Ph.D., and Patrick Weiss —

SAN FRANCISCO, Calif. – February 7, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA manufactured on its silicon platform, today announced the appointment of Martin Kunz as senior vice president of operations. His responsibilities will include overseeing global operations together with software development and information technology.

“Martin brings exceptional operational and market expertise specific to DNA synthesis and will be an incredible resource to lead these teams,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “We look forward to his invaluable insights and guidance as we continue to grow and mature as a productive organization.”

Mr. Kunz brings more than 20 years of experience in business operations and DNA synthesis expertise to Twist. Most recently, he served as president of Eurofins Genomics US, where he implemented a new synthesis platform and was responsible for increasing production volume for both the synthesis and sequencing businesses. Prior to serving as president, he served as chief technology officer where his focus was building IT off-shore capacity and designing a new IT systems landscape for genomics services. Preceding his time at Eurofins, he served as chief information officer of Operon Biotechnologies, Inc. where he built a global information technology team and developed and deployed a CRM, as well as an e-commerce and a business intelligence system. Prior to joining the biotech industry, he held a variety of positions at various companies throughout Switzerland, including sales, QA and business analyst. Mr. Kunz received his B.S. in Engineering from the H.F. Technology and Management School (TGZ) in Zurich, Switzerland.

“I’m enthusiastic about joining Twist at this exciting time in its growth trajectory and look forward to bringing a new perspective as we accelerate our global expansion,” commented Mr. Kunz.

Promotion of Key Executives

In addition to the appointment of Martin Kunz as senior vice president of operations; Twist announced the promotion of Mark Daniels to senior vice president, chief legal officer, chief ethics and compliance officer and secretary and Patrick (Paddy) Finn, Ph.D., to senior vice president, commercial operations. Patrick Weiss, who previously served as senior vice president of operations, will now focus on innovation as senior vice president, research and development and general manager of data storage.

“Paddy’s leadership has been instrumental in growing our commercial organization and revenue stream significantly, expanding from $2.3 million in fiscal 2016 to $25.4 million in fiscal 2018,” Dr. Leproust remarked. “Patrick led the expansion of our operations infrastructure as we scaled from our alpha launch through to commercial stage for multiple products, playing an integral role in ensuring Twist delivers the highest quality DNA on the market, and will now take that same excellence and apply it to developing products including data storage. Mark has been instrumental in guiding processes and procedures through a complex legal framework, guiding the company from private to public. These seasoned veterans have made vital contributions to the organization, and bring structure, stability and leadership to our dynamically growing company.”

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist Bioscience’s belief regarding the future growth and expansion of the company. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist

Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K for the year ended September 30, 2018 filed with the Securities and Exchange Commission on December 20, 2018. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

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